Exhibit 21.1

Subsidiaries of Cooper-Standard Holdings Inc. (1)

Subsidiary Name	Jurisdiction of Organization
Cooper-Standard Automotive (Australia) Pty. Ltd.	Australia
Cooper-Standard Automotive FHS (Australia) Pty. Ltd.	Australia
CSA (Barbados) Investment Co. Ltd.	Barbados
Cooper-Standard Automotive Belgium NV	Belgium
Cooper-Standard Automotive Brasil Sealing Ltda.	Brazil
Itatiaia Standard Industrial Ltda.	Brazil
Cooper-Standard Automotive Canada Limited	Canada
Cooper (Wuhu) Automotive Co., Ltd.	China
Cooper-Standard Automotive (Kunshan) Co., Ltd.	China
Cooper-Standard (Suzhou) Automotive Co., Ltd.	China
Cooper-Standard Chongqing Automotive Co., Ltd.	China
Jingda (Jingzhou) Automotive Co., Ltd. (36%)	China
Cooper-Standard Jingda Changchun Automotive Co., Ltd. (80%)	China
Huayu-Cooper Standard Sealing Systems Co., Ltd. (47.5%)	China
Shanghai Jyco Sealing Products Co., Ltd.	China
Cooper-Standard Automotive Ceska Republika s.r.o.	Czech Republic
Cooper-Standard Automotive FHS Ceska republika s.r.o.	Czech Republic
Cooper-Standard Automotive FHS Inc.	Delaware
Cooper-Standard Automotive Fluid Systems Mexico Holding LLC	Delaware
NISCO Holding Company	Delaware
Nishikawa Cooper LLC (40%)	Delaware
StanTech, Inc.	Delaware
Sterling Investments Company	Delaware
Cooper-Standard Automotive France S.A.S.	France
Cooper Standard France SAS (51%)	France
Cooper-Standard Automotive (Deutschland) GmbH	Germany
CSA Beteiligungen (Deutschland) GmbH	Germany
CSA Germany GmbH & Co. KG	Germany
CSA Germany Verwaltungs GmbH	Germany
CSA Holding (Deutschland) GmbH	Germany
Cooper Standard GmbH	Germany
Metzeler Kautschuk Unterstuetzungskasse GmbH	Germany
Cooper Standard Technical Rubber Systems GmbH	Germany
Sujan Barre Thomas AVS Private Limited (2)	India
Cooper-Standard Automotive India Private Limited	India
Metzeler Automotive Profiles India Private Limited (74%)	India
Cooper-Standard Automotive Italy SpA	Italy
Cooper Standard Automotive Japan K.K.	Japan
Cooper-Standard Automotive Korea Inc.	Korea
Guyoung Technology Co. Ltd. (17.36%)	Korea
Coopermex, S.A. de C.V.	Mexico
Cooper-Standard Automotive de Mexico S.A. de C.V.	Mexico
Cooper-Standard Automotive FHS, S.A. de C.V.	Mexico
Cooper-Standard Automotive Fluid Systems de Mexico, S. de R.L. de C.V.	Mexico
Cooper-Standard Automotive Sealing de Mexico, S.A. de C.V.	Mexico
Cooper-Standard Automotive Services, S.A. de C.V.	Mexico
Manufacturera El Jarudo, S. de R.L. de C.V.	Mexico
Cooper-Standard de Mexico S de RL de CV	Mexico
Westborn Service Center, Inc.	Michigan
Jyco Industries, LLC.	Michigan
Cooper-Standard Foundation Inc. (5).	Michigan
Cooper-Standard Automotive NC L.L.C.	North Carolina
Cooper-Standard Automotive Inc.	Ohio
Cooper-Standard Automotive OH, LLC	Ohio
CSA Services Inc.	Ohio

Subsidiary Name	Jurisdiction of Organization
CSF Poland z o.o (3).	Poland
Cooper-Standard Polska sp zoo.	Poland
Cooper-Standard Automotive Piotrkow sp zoo	Poland
Cooper-Standard Romania SRL	Romania
Cooper-Standard DOO Sremska Mitrovica	Serbia
Cooper-Standard Automotive España, S.L.	Spain
Cooper Standard Sweden (4).	Sweden
Cooper-Standard Rockford Inc.	Tennessee
North America Rubber, Incorporated	Texas
Nishikawa Tachaplalert Cooper Ltd. (20%)	Thailand
Cooper-Standard Automotive International Holdings B.V.	The Netherlands
CSA International Holdings C.V.	The Netherlands
CSA International Holdings Coöperative U.A.	The Netherlands
Cooper-Standard Automotive (UK) Pension Trust Limited	United Kingdom
Cooper-Standard Automotive UK Sealing Limited	United Kingdom

(1) Subsidiaries as of January 14, 2014; wholly-owned except as otherwise indicated

(2) 50% is owned by Cooper Standard France SAS

(3) 100% is owned by Cooper Standard France SAS

(4) This is a branch office of Cooper-Standard Automotive International Holdings B.V.

(5) This is a Michigan non-profit corporation